                               PRIME RETAIL, INC.
          EXHIBIT 12.2: COMPUTATION OF RATIO OF FUNDS FROM OPERATIONS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                                                   HISTORICAL
                                                              AS ADJUSTED                     --------------------
                                            ------------------------------------------------
                                                                                               THREE MONTHS ENDED
                                                   THREE MONTHS ENDED MARCH 31, 1996               MARCH 31,
                                            ------------------------------------------------  --------------------
                                            60% CONVERSION   40% CONVERSION   0% CONVERSION     1996       1995
                                            ---------------  ---------------  --------------  ---------  ---------
Funds from operations.....................    $     9,686      $     9,686      $    9,686    $   8,916  $   8,033
Interest incurred.........................          5,466            5,466           5,466        6,236      4,484
Amortization of capitalized interest......             63               63              63           63         54
Amortization of debt issuance costs.......            816              816             816          816        754
Amortization of interest rate protection
 contracts................................            319              319             319          319        319
Less interest earned on interest rate
 protection contracts.....................            (84)             (84)            (84)         (84)      (243)
Less capitalized interest.................           (613)            (613)           (613)        (613)      (581)
                                                  -------          -------         -------    ---------  ---------
  Funds from Operations, adjusted.........         15,653           15,653          15,653       15,653     12,820
                                                  -------          -------         -------    ---------  ---------
Interest incurred.........................          5,466            5,466           5,466        6,236      4,484
Amortization of debt issuance costs.......            816              816             816          816        754
Amortization of interest rate protection
 contracts................................            319              319             319          319        319
Preferred stock distributions and
 dividends................................          3,000            3,745           5,236        5,236      5,236
                                                  -------          -------         -------    ---------  ---------
  Combined Fixed Charges and Preferred
   Stock Distributions and Dividends......          9,601           10,346          11,837       12,607     10,793
                                                  -------          -------         -------    ---------  ---------
Excess of Combined Fixed Charges and
 Preferred Stock Distributions and
 Dividends over Funds from Operations.....    $        --      $        --      $       --    $      --  $      --
                                                  -------          -------         -------    ---------  ---------
                                                  -------          -------         -------    ---------  ---------
Ratio of Funds from Operations to Combined
 Fixed Charges and Preferred Stock
 Distributions and Dividends..............           1.63x            1.51x           1.32x        1.24x      1.19x
                                                  -------          -------         -------    ---------  ---------
                                                  -------          -------         -------    ---------  ---------

                     PRIME RETAIL, INC. AND THE PREDECESSOR
          EXHIBIT 12.2: COMPUTATION OF RATIO OF FUNDS FROM OPERATIONS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                       PRIME RETAIL, INC.
                                         -------------------------------------------------------------------------------
                                                            AS ADJUSTED                              HISTORICAL
                                         -------------------------------------------------  ----------------------------
                                         60% CONVERSION   40% CONVERSION    0% CONVERSION                   PERIOD FROM
                                           YEAR ENDED       YEAR ENDED       YEAR ENDED      YEAR ENDED    MARCH 22, TO
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                              1995             1995             1995            1995           1994
                                         ---------------  ---------------  ---------------  -------------  -------------
Funds from operations..................     $  36,212        $  36,212        $  36,212       $  33,133      $  24,762
Interest incurred......................        17,982           17,982           17,982          21,061          8,109
Amortization of capitalized interest...           217              217              217             217            150
Amortization of debt issuance costs....         3,281            3,281            3,281           3,281          2,154
Amortization of interest rate
 protection contracts..................         1,276            1,276            1,276           1,276            797
Less interest earned on interest rate
 protection contracts..................          (721)            (721)            (721)           (721)          (224)
Less capitalized interest..............        (2,602)          (2,602)          (2,602)         (2,602)        (1,121)
                                              -------          -------          -------     -------------  -------------
  Funds from Operations, adjusted......        55,645           55,645           55,645          55,645         34,627
                                              -------          -------          -------     -------------  -------------
Interest incurred......................        17,982           17,982           17,982          21,061          8,109
Amortization of debt issuance costs....         3,281            3,281            3,281           3,281          2,154
Amortization of interest rate
 protection contracts..................         1,276            1,276            1,276           1,276            797
Preferred stock dividends..............        12,000           14,981           20,944          20,944         16,290
                                              -------          -------          -------     -------------  -------------
  Combined Fixed Charges and Preferred
   Stock Dividends.....................        34,539           37,520           43,483          46,562         27,350
                                              -------          -------          -------     -------------  -------------
Excess of Combined Fixed Charges and
 Preferred Stock Dividends over Funds
 from Operations.......................     $      --        $      --        $      --       $      --      $      --
                                              -------          -------          -------     -------------  -------------
                                              -------          -------          -------     -------------  -------------
Ratio of Funds from Operations to
 Combined Fixed Changes and Preferred
 Stock Dividends.......................          1.61x            1.48x            1.28x           1.20x          1.27x
                                              -------          -------          -------     -------------  -------------
                                              -------          -------          -------     -------------  -------------

                                                                THE PREDECESSOR
                                         --------------------------------------------------------------

                                           PERIOD FROM     YEAR ENDED      YEAR ENDED      YEAR ENDED
                                          JANUARY 1, TO   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                         MARCH 21, 1994       1993            1992            1991
                                         ---------------  -------------  ---------------  -------------
Funds from operations..................     $     834       $   4,887       $    (436)      $  (1,043)
Interest incurred......................         2,585           9,277           9,373           8,130
Amortization of capitalized interest...            42             161             130              78
Amortization of debt issuance costs....           695             362             192              47
Amortization of interest rate
 protection contracts..................            --              --              --              --
Less interest earned on interest rate
 protection contracts..................            --              --              --              --
Less capitalized interest..............            --            (711)           (573)         (2,829)
                                               ------     -------------        ------     -------------
  Funds from Operations, adjusted......         4,156          13,976           8,686           4,383
                                               ------     -------------        ------     -------------
Interest incurred......................         2,585           9,277           9,373           8,130
Amortization of debt issuance costs....           695             362             192              47
Amortization of interest rate
 protection contracts..................            --              --              --              --
Preferred stock dividends..............            --              --              --              --
                                               ------     -------------        ------     -------------
  Combined Fixed Charges and Preferred
   Stock Dividends.....................         3,280           9,639           9,565           8,177
                                               ------     -------------        ------     -------------
Excess of Combined Fixed Charges and
 Preferred Stock Dividends over Funds
 from Operations.......................     $      --       $      --       $    (879)      $  (3,794)
                                               ------     -------------        ------     -------------
                                               ------     -------------        ------     -------------
Ratio of Funds from Operations to
 Combined Fixed Changes and Preferred
 Stock Dividends.......................          1.27x           1.45x             --              --
                                               ------     -------------        ------     -------------
                                               ------     -------------        ------     -------------